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                                  EXHIBIT 24.1

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors of TODCO hereby constitutes and appoints Jan Rask, T. Scott O'Keefe and Randall A. Stafford, and each of them, as his true and lawful attorneys-in-fact and agents with power to act with or without the others and with full power of substitution and resubstitution, for him and in his name, place and stead, to sign the Annual Report on Form 10-K for the year ended December 31, 2003, of TODCO and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents, every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     NAME                                             DATE

          /s/ Robert L. Long                          February 13, 2004
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     Robert L. Long

          /s/ J. Michael Talbert                      February 13, 2004
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     J. Michael Talbert


          /s/ Gregory L. Cauthen                      February 13, 2004
     -----------------------------------------
     Gregory L. Cauthen


          /s/ Thomas R. Hix                           February 13, 2004
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     Thomas R. Hix

          /s/ Arthur Lindenauer                       February 13, 2004
     -----------------------------------------
     Arthur Lindenauer

          /s/ Jan Rask                                February 13, 2004
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     Jan Rask